EXHIBIT 10.1

AMENDMENT NO. 4 TO ADVISORY AGREEMENT

THIS AMENDMENT NO. 4 TO ADVISORY AGREEMENT, dated as of February 9, 2016 is entered into among Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation (the “Company”), GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (the “Operating Partnership”) and Griffin Capital Essential Asset Advisor II, LLC, a Delaware limited liability company (the “Advisor”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Advisor are parties to an Advisory Agreement dated July 31, 2014, as amended by that certain Amendment No. 1 to Advisory Agreement dated March 18, 2015, Amendment No. 2 to Advisory Agreement dated November 2, 2015, and Amendment No. 3 to Advisory Agreement dated December 16, 2015 (collectively, the “Advisory Agreement”), pursuant to which the Advisor agreed to provide certain services to the Company and the Operating Partnership, and the Company agreed to provide certain compensation to the Advisor in exchange for such services; and

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement in order to clarify expenses incurred by the Company and Advisor and fees paid to the Advisor.

NOW THEREFORE, the Company, the Operating Partnership and the Advisor hereby modify and amend the Advisory Agreement as follows:

1.	Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Advisory Agreement.

2.	Amendment to Advisory Agreement.

Section 9.1 is hereby removed and replaced with the following:

9.1    Acquisition Fees. The Company will pay the Advisor, as compensation for the services described in Section 4.2, Acquisition Fees in an amount up to 3.85% of the Contract Purchase Price of each Property at the time and in respect of funds expended for the acquisition or development of a Property. The Acquisition Fees consist of a 2.0% base acquisition fee and up to an additional 1.85% contingent advisor payment (the “Contingent Advisor Payment”); provided, however, that the first Five Million Dollars ($5,000,000.00) of amounts paid by the Advisor for Dealer Manager fees and Organizational and Offering Expenses (“Contingent Advisor Payment Holdback”) will be retained by us until the later of (a) the termination of the Initial Public Offering, including any Follow-On Offerings, or (b) July 31, 2017, at which time such amount shall be paid to the Advisor. In connection with a Follow-On Offering, the Contingent Advisor Payment Holdback will be calculated as 0.25% of the sum of (i) the primary offering portion of such Follow-On Offering, plus (ii) the dollar amount sold in the Company’s prior offerings. The amount of the Contingent Advisor Payment paid upon the closing of an acquisition will be reviewed on an acquisition by acquisition basis and such payment shall not exceed the then outstanding amounts paid by the Advisor for Dealer Manager fees and Organizational and Offering Expenses at the time of such closing after taking into account the amount of the Contingent Advisor Payment Holdback. For these purposes, the amounts paid by the Advisor and considered “outstanding” will be reduced by the amount of the Contingent Advisor Payment previously paid. The Advisor may waive or defer all or a portion of the Acquisition Fee at any time and from time to time, in the Advisor’s sole discretion. The purchase price allocable for a Property held through a Joint Venture shall equal the product of (y) the Contract Purchase Price of the Property and (z) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this Section 9.1, “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such interests. The total of all Acquisition Fees and Acquisition Expenses shall be limited in accordance with the Charter.

3.	Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

4.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to Advisory Agreement to be effective for all purposes as of the date first above written.

THE COMPANY:

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

THE OPERATING PARTNERSHIP:

GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P.

By:	GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC., ITS GENERAL PARTNER

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer

THE ADVISOR:

GRIFFIN CAPITAL ESSENTIAL ASSET ADVISOR II, LLC

By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer